UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2025

Onconetix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On June 5, 2025, Onconetix, Inc. (the “Company”) issued a promissory note to Keystone Capital Partners, LLC with original issue discount of $22,058.82, in an aggregate principal amount of $147,058.82. The note is due and payable upon the earlier of (i) the Company’s receipt of sufficient proceeds from the ELOC and (ii) March 5, 2026, subject to mandatory prepayment in the event that the Company raises sufficient additional capital through other securities offerings. The note is subordinate to the Company’s existing debt obligations to Veru Inc. The note does not initially bear interest, however, any amounts due under the note which are not paid when due shall incur a late charge of 15% per annum until such amount is paid in full.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2025, the Company held its 2025 special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved the adoption and approval of the Amendment (as defined below) to effect a reverse stock split of all of the outstanding shares of its issued and outstanding common stock, par value $0.00001 (the “Common Stock”), at a ratio in the range of one-for-ten (1:10) to one-for-one hundred and fifty (1:150), with such ratio to be determined by the Board (the “Reverse Stock Split Proposal”) thereby granting the Company’s Board of Directors (the “Board”) the discretion to effect a reverse stock split of the Company’s Common Stock, through an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Charter”), at a ratio of not less than 1-for-10 and not more than 1-for-150, with such ratio to be determined by the Board. On June 2, 2025, the Board determined to fix a ratio of 1-for-85 shares.

On June 11, 2025, the Company expects to file the Amendment to its Charter with the Secretary of State of the State of Delaware to effect a reverse stock split of its Common Stock at a ratio of 1-to-85 (the “Reverse Stock Split”). The Reverse Stock Split will become effective in accordance with the terms of the Amendment at 12:01 a.m. Eastern Time on June 13, 2025 (the “Effective Time”). The Company’s Common Stock will continue to be traded on The Nasdaq Capital Market under the symbol ONCO and will begin trading on a split-adjusted basis when the market opens on June 13, 2025, under a new CUSIP number, 68237Q 203.

At the Effective Time, every 85 shares of the Company’s issued and outstanding Common Stock will be converted automatically into one (1) issued and outstanding share of Common Stock, with no corresponding reduction in the number of authorized shares of Common Stock, and without any change in the par value per share. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-85 Reverse Stock Split. It is not necessary for stockholders holding shares of the Common Stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the Reverse Stock Split, although stockholders may do so if they wish.

The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would result in a stockholder owning a fractional share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment (without interest) equal to such fraction multiplied by the closing sale price per share of the Common Stock on The Nasdaq Capital Market at the close of business on the date prior to the effective date of the Reverse Stock Split, or June 13, 2025 (with such closing sale price being adjusted to give effect to the Reverse Stock Split). The Reverse Stock Split will reduce the number of shares of Common Stock issued and outstanding from approximately 44.4 million to approximately 521,863. Proportional adjustments will be made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s equity awards, convertible preferred stock and warrants, as well as the applicable exercise price. Stockholders with shares in brokerage accounts should direct any questions concerning the Reverse Stock Split to their broker; all other stockholders may direct questions to the Company’s transfer agent, Continental Stock Transfer & Trust Company, at 212-509-4000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 11, 2025, the Company issued a press release announcing the Reverse Stock Split, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Form of Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Onconetix, Inc.
10.1	Note, dated June 5, 2025
99.1	Press Release, dated June 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

June 11, 2025	By:	/s/ Karina M. Fedasz
	Name:	Karina M. Fedasz
	Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

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